Exhibit 99.1

                              AMENDED AND RESTATED
                              DECLARATION OF TRUST
                                       OF
                            THE PARK AVENUE PORTFOLIO

      AMENDED AND RESTATED DECLARATION OF TRUST, made this 8th day of January, 1993 by John C. Angle, George T. Conklin, Jr., Frank J. Fabozzi, Arthur V. Ferraro, Leo R. Futia, William W. Hewitt, Jr., Sidney I. Lirtzman, Gerard E. Mills and Robert G. Smith, the ("Trustees").

      WHEREAS, the Trust is established as an unincorporated voluntary association commonly known as a business trust, as described in the provisions of Chapter 182 of the General Laws of Massachusetts, for the principal purpose of the investment and reinvestment of funds contributed thereto; and

      WHEREAS, there was originally filed with the Secretary of State of the Commonwealth of Massachusetts and the Clerk of the City of Boston a Declaration of Trust, dated as of August 11, 1988, creating the Trust, which was then named "The Guardian U.S. Government Trust;" and

      WHEREAS, on October 14, 1992, there was filed with the Secretary of State of the Commonwealth of Massachusetts and the Clerk of the City of Boston an Amendment to the Declaration of Trust changing the name of the Trust to "The Park Avenue Portfolio;" and

      WHEREAS, the beneficial interest in the Trust's assets is divided into transferable shares of beneficial interest as hereinafter provided; and

      WHEREAS, the Trustees and holders of the shares of beneficial interest issued hereunder have resolved to amend and restate the Declaration of Trust, dated August 11, 1988, as amended, and to file such amended and restated Declaration of Trust with the Secretary of State of the Commonwealth of Massachusetts and with the Clerk of the City of Boston;

      NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust fund hereunder shall be held in trust and managed under this Amended and Restated Declaration of Trust for the benefit of the holders of the shares of beneficial interest issued hereunder as herein set forth.

                                    ARTICLE I
                              NAME AND DEFINITIONS

      Section 1. Name. This Trust shall be known as "The Park Avenue Portfolio" and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

      Section 2. Definitions. Wherever used herein, unless otherwise required by the context or specifically provided:

            (a) The terms "Affiliated Person," "Assignment," "Commissions," "Interested Person," "Investment Adviser," "Principal Underwriter" and "vote of a majority of the outstanding voting securities" shall have the meanings given them in the 1940 Act, as amended from time to time.

            (b) The "Trust" refers to The Park Avenue Portfolio and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series.

            (c) The "Trustees" refers to the individual Trustees in their capacity as Trustees of the Trust named herein and their respective successor or successors, each for the time period in which such individual is in office as such Trustee.

            (d) "Net Asset Value" means the net asset value of each Series of the Trust determined in the manner provided in Article X, Section 3.

            (e) "Shareholder" means a record owner of Shares of the Trust.

            (f) "Shares," as the context may require, means the equal proportionate transferable units of interest, or fractions thereof, into which the beneficial interest in each Series of the Trust, or Class thereof, shall be divided from time to time.

            (g) "Series" refers to series of Shares of the Trust established in accordance with the provisions of Article Ill.

            (h) "Class" refers to the class of Shares of a Series of the Trust established in accordance with the provisions of Article III.

            (i) "Security" or "Securities" shall mean any: stock; shares; voting trust certificates; bonds; debentures; notes; or other evidences of indebtedness, whether secured or unsecured, convertible, subordinated or otherwise; or, in gen-


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      eral, any instruments commonly known as "securities;" or any certificates of interest, shares or participations in temporary or interim certificates for, guarantees of, or any right to subscribe to, purchase or acquire any of the foregoing.

            (j) The "1940 Act" refers to the Investment Company Act of 1940 and the rules and regulations thereunder, as amended from time to time.

            (k) "Bylaws" means the Bylaws of the Trust, as amended from time to time.

            (l) "Commission" means the Securities and Exchange Commission or any succeeding governmental authority.

                                   ARTICLE II
                                PURPOSE OF TRUST

      The purpose of this Trust is to provide investors a continuous source of managed investment in securities.

                                   ARTICLE III
                               BENEFICIAL INTEREST

      Section 1. Shares of Beneficial Interest. The beneficial interest in the Trust shall be divided into such transferable Shares of one or more separate and distinct Series or Classes thereof as the Trustees shall from time to time create and establish. The number of Shares is unlimited and each Share shall have no par value. Upon issuance in accordance with the terms hereof, the Shares shall be fully paid and nonassessable. The Trustees shall have full power and authority, in their sole discretion and without obtaining any prior authorization or vote of the Shareholders of the Trust, to create and establish (and to change in any manner) Shares with such preferences, terms of conversion, voting powers, rights, privileges and eligibility requirements as the Trustees may from time to time determine, to divide or combine the Shares into a greater or lesser number, to classify or reclassify any unissued Shares into one or more Series or Classes of Shares, to abolish any one or more Series or Classes of Shares, and to take such other action with respect to the Shares as the Trustees may deem desirable. The Trustees, in their discretion without a vote of the Shareholders, may divide the Shares of any Series into Classes. In such event, each Class of a Series shall represent interests in the assets of that Series and have identical voting, dividend, liquidation and other rights and the same terms and conditions, except that expenses allocated to a Class of a Series may be borne solely by such Class as shall be determined by the Trustees and a Class of a Series may have exclusive voting rights with respect to matters affecting only that Class.

      Section 2. Establishment of Series or Class. The establishment of any Series or Class shall be effective upon the adoption of a resolution by a majority of the then Trustees setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series or Class thereof. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may by a majority vote abolish that Series and the establishment and designation thereof. At any time that there are no shares outstanding of any particular Class of a Series, the Trustees may by a majority vote abolish that Class and the establishment and designation thereof. The Trustees by a majority vote may change the name of any Series or Class. If Shares of a Series or Class are outstanding, such Series or Class may be terminated only in the manner provided in Section 4 of Article XII.

      Section 3. Ownership of Shares. The ownership of Shares shall be recorded in the books of the Trust. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, if any, the transfer of Shares and similar matters. The record books of the Trust shall be conclusive as to who are the holders of Shares and as to the number of Shares held from time to time by each.

      Section 4. Investment in the Trust. The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize. The Trust by action of its Trustees shall have the right to refuse to accept any investment at any time without any cause or reason therefor whatsoever. Investments in the Trust may be in the form of cash or the securities in which the applicable Series of the Trust is authorized to invest, valued as provided in Article X, Section 3. Subject to any requirements of law, the Trustees may also issue Shares of the Trust for consideration which may consist of cash or tangible or intangible property or a combination thereof, as they may from time to time authorize. After the date of the initial contribution for capital, the number of Shares to represent the initial contribution may in the Trustees' discretion be considered as outstanding and the amount received by the Trustees on account of the contribution shall be treated as an asset of the Trust or a Series thereof, as appropriate. Subsequent investments in the Trust shall be credited to the each Shareholder's account in the form of full and fractional Shares at the Net Asset Value per Share next determined after the investment is received; provided, however, that the Trustees may, in their sole discretion, impose a sales charge upon investments in the Trust or Series to the extent and in any manner permitted by applicable law. The Trustees shall have the right to refuse to accept investments in the Trust or any Series or Class at any time without any cause or reason therefor whatsoever and to change or eliminate any eligibility requirements for investment in Shares of any Series or Class, including,


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without limitation, the power to provide for the issue of Shares in connection with any merger or consolidation of the Trust with another trust or company or any acquisition by the Trust of part or all of the assets of another trust or company.

      Section 5. Preemptive Rights. Shareholders shall have no preemptive or other right to receive, purchase or subscribe to any additional Shares or other securities issued by the Trust or the Trustees.

      Section 6. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder, by virtue of having become a Shareholder, shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. Neither the Trustees nor any officer, employee or agent of the Trust, shall have any power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription for any Shares or otherwise. Every note, bond, contract or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Shareholder).

      Section 7. Relative Rights and Preferences of Shares. Shares of each Series or, if applicable, each Class shall have the following relative rights and preferences:

            (a) Assets Belonging to Series. All consideration received by the Trust for the issue or sale of Shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

            (b) Liabilities Belonging to Series. The assets belonging to each particular Series shall be charged solely with the liabilities of the Trust in respect to that Series, expenses, costs, charges and reserves attributable to that Series, and any general liabilities of the Trust which are not readily identifiable as belonging to any particular Series but which are allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in a manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as "liabilities belonging to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series for all purposes, except that liabilities, expenses, costs, charges and reserves allocated solely to a particular Class shall be borne by that Class. Any creditor of any Series may look only to the assets of that Series to satisfy such creditor's debt.

            (c) Dividends, Distributions, Redemptions, and Repurchases. Notwithstanding any other provision of this Declaration of Trust, including, without limitation, Article X, no dividend or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any Series or of any Class of a Series) with respect to, nor any redemption or repurchase of, the Shares of any Series or of any Class of a Series shall be effected by the Trust other than from the assets belonging to the applicable Series, nor shall any Shareholder of any particular Series otherwise have any right or claim against the assets belonging to any other Series except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series.

            (d) Voting. Notwithstanding any of the other provisions of this Declaration of Trust, including, without limitation, Section 1 of Article VIII, when the Trustees have determined that the matter affects only the interests of one or more Series or Classes, then only Shareholders of such Series or Class shall be entitled to vote thereon. On any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall be voted in the aggregate, unless otherwise required by the 1940 Act or other applicable law.


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

            (e) Fractions. Any fractional Share shall carry proportionately all the rights and obligations of a whole Share of the same Series or Class, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the trust or of the applicable Series or Class.

            (f) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series or Class shall have the right to exchange said Shares for Shares of one or more other Series or Classes of Shares in accordance with such requirements and procedures as may be established by the Trustees.

            (g) Combination of Series. The Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable law, to combine the assets and liabilities belonging to any two or more Series into assets and liabilities belonging to a single Series.

                                   ARTICLE IV
                                    TRUSTEES

      Section 1. Management of the Trust. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility. The Trustees, as such, shall be entitled to reasonable compensation from the Trust if the rate thereof is prescribed by such Trustees. A Trustee shall not be required to be a Shareholder of the Trust.

      Section 2. Term of Office and Election. Each Trustee shall hold office during the lifetime of this Trust, until the next meeting of Shareholders, if any, called for the purpose of considering the election or re-election of such Trustee or of a successor to such Trustee, and until the election and qualification of his successor, if any, elected at such meeting; except that (a) any Trustee may resign by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed at any time by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) any Trustee who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) a Trustee may be removed at any Special Meeting of the Trust by a vote of more than fifty percent (50%) of the outstanding Shares.

      Section 3. Vacancies. In case of the decline, death, resignation, retirement, removal or incapacity of any Trustee, or in case a vacancy shall, by reason of an increase in the number of Trustees, or for any other reason, exist, the remaining Trustees may fill such vacancy by appointing such other person as they in their discretion shall see fit. Such appointment shall be evidenced by a written instrument signed by a majority of the Trustees in office or by recording the appointment in the records of the Trust, whereupon the appointment shall take effect. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted this Trust, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The power of appointment is subject to the provisions of
Section 16(a) of the 1940 Act.

      Section 4. Temporary Absence. Any Trustee may, by power of attorney, delegate his power for a period not exceeding six (6) months at any one time to any other Trustee or Trustees, provided that in no case shall less than three
(3) Trustees personally exercise the other powers hereunder except as herein otherwise expressly provided.

      Section 5. Number of Trustees. The number of Trustees serving hereunder at any time shall be determined by the Trustees themselves, but shall not be less than five (5) nor more than eleven (11). No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to expiration of his term, except that the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to Section 2 of this Article IV.

      Whenever a vacancy in the Board of Trustees shall occur and such vacancy remains unfilled, or while any Trustee is absent from the Commonwealth of Massachusetts or, if not a domiciliary of Massachusetts, is absent from his state of domicile, or is physically or mentally incapacitated by reason of disease or otherwise, the other Trustees shall have all the powers hereunder and the certificate of the other Trustees of such vacancy, absence or incapacity shall be conclusive.

      Section 6. Effect of Vacancy. The death, decline, resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Trust.

      Section 7. Ownership of Assets of the Trust. The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. Title to


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all of the assets of the Trust shall at all times be considered as vested in the
Trustees. No Shareholder shall be deemed to have title in or to the whole or any part of the Trust property, or any right of partition, division, accounting or possession thereof, but each Shareholder shall have the proportionate undivided beneficial interest in the Trust represented by such Shareholder's Shares.

      Section 8. No Accounting. Except under circumstances which would justify his removal for cause, no person ceasing to be a Trustee as a result of his death, resignation or retirement, removal or incapacity (nor the estate of any such person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

                                    ARTICLE V
                             POWERS OF THE TRUSTEES

      Section 1. Powers. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust. The Trustees shall not in any way be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. Subject to any applicable limitation in this Amended and Restated Declaration of Trust or the Bylaws, the Trustees shall have power and authority:

            (a) To invest and reinvest cash and other property, and to hold cash or property uninvested; to invest in Securities or interests of all kinds including, but not limited to, common stock, securities or instruments which are convertible into common stock, preferred stock, bonds, debentures, warrants and rights to purchase or sell securities, certificates of beneficial interest, and notes or other evidences of indebtedness issued by corporations, trusts or associations, domestic or foreign, or issued or guaranteed by the United States of America or any agency or instrumentality thereof, or issued or guaranteed by the government of any foreign country, or obligations issued by or on behalf of states, territories and possessions of the United States and the District of Columbia and their political subdivisions, agencies and instrumentalities, or by any political subdivision, agency or instrumentality of any foreign country; to lend, pledge, mortgage, hypothecate, write options on and lease any or all of the assets of the Trust; to purchase or sell (or write) options on securities, currencies, indices, futures contracts and other financial instruments and enter into closing transactions in connection therewith; to enter into all types of commodities contracts, including, without limitation, the purchase and sale of futures contracts and forward contracts on securities, indices, currencies, and other financial instruments; to engage in forward commitments, "when-issued" and delayed-delivery transactions; to enter into repurchase agreements and reverse repurchase agreements; and to employ all kinds of hedging techniques and investment management strategies.

            (b) To adopt Bylaws not inconsistent with this Amended and Restated Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal such Bylaws.

            (c) To elect and remove such officers and appoint and terminate such agents as they consider appropriate.

            (d) To employ a bank, trust company or other entity so permitted by the 1940 Act and the rules thereunder, as amended from time to time, or the Commission, to serve as custodian of any assets of the Trust subject to any conditions set forth in this Amended and Restated Declaration of Trust or in the Bylaws.

            (e) To retain a transfer agent and shareholder servicing agent, or both.

            (f) To provide for the distribution of interests of the Trust either through a Principal Underwriter or distributor, or in the manner hereinafter provided for or by the Trust itself, or both.

            (g) To set record dates in the manner hereinafter provided for.

            (h) To delegate such authority as they consider desirable to any committee of Trustees, officers of the Trust, an advisory board (the members of which shall not be Trustees and need not be Shareholders) or to any agent, independent contractor, custodian or underwriter.

            (i) To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XII, Section 4 hereof.

            (j) To vote or give assent, or exercise any rights of ownership, with respect to stock or other Securities or property; and to execute and deliver powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to Securities or property as the Trustees shall deem proper.


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

            (k) To exercise all powers and rights, including rights of subscription, which in any manner arise out of ownership of Securities.

            (l) To hold any Security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form; or either in its own name or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual practice of trust companies or investment companies.

            (m) To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any Security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any Security held in the Trust; and to enter into joint ventures, general or limited partnerships and any other combinations or associations;

            (n) To compromise, arbitrate or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes.

            (o) To make distributions to Shareholders in the manner hereinafter provided for.

            (p) To borrow funds or property, to the extent permitted by applicable law.

            (q) To establish, from time to time, a minimum total investment for Shareholders, and to require the redemption of the Shares of any Shareholders whose Investment is less than such minimum upon giving notice to such Shareholder.

            (r) To join with other Security holders in acting through a committee, depositary, voting trustee or otherwise, and in that connection to deposit any Security with, or transfer any Security to, any such committee, depositary or trustee, and to delegate to them such power and authority with relation to any Security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or trustee as the Trustees shall deem proper.

            (s) To endorse or guarantee the payment of any notes or other obligations of any person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust property or any part thereof to secure any or all such obligations;

            (t) To purchase and pay for entirely out of Trust property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, Investment Advisers, Principal Underwriters, or independent contractors of the Trust individually against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Shareholder, Trustee, officer, employee, agent, Investment Adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such person against liability.

            (u) At the Trustees' discretion, to indemnify out of the assets of the Trust any person who is or has been an employee or agent of the Trust or who has served at the request of the Trust as an employee or agent of another organization in which the Trust has an interest as a shareholder, creditor or otherwise, who is not a Covered Person as that term is defined in Article XI, Section 2(a)(i) herein, against any liability and all expenses reasonably incurred or paid by such person in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of such employment or agency and against amounts paid or incurred by him in the settlement thereof.

            (v) To pay pensions as deemed appropriate by the Trustees and to adopt, establish and carry out pension, profit sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust.

            (w) To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes in accordance with the provisions of Article III and to establish separate Classes thereof.

            (x) To allocate assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class thereof or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article III.

            (y) To do any other act that the Trustees are permitted by law to do.


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

      No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

      Section 2. Trustees and Officers as Shareholders. Any Trustee, officer, other agent or independent contractor of the Trust may acquire, own and dispose of Shares to the same extent as if he were not a Trustee, officer, agent or independent contractor; and the Trustees may issue and sell or cause to be issued and sold Shares to and buy such Shares from any such person or any firm or company in which he is interested, subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the Bylaws.

      Section 3. Action by the Trustees. Except where a larger percentage is specified herein or from time to time in the Bylaws, the Trustees shall act by majority vote at a meeting duly called, including any meeting held by means of a conference telephone or other medium, provided that a quorum is present, or by unanimous written consent without a meeting, unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person. At any meeting of the Trustees, a majority of the Trustees shall constitute a quorum. Meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees, by any two (2) other Trustees, or by the President of the Trust, if he also a Trustee. Notice of the time, date and place of all meetings of the Trustees shall be given by the party calling the meeting to each Trustee by telephone or telegram sent to his home or business address at least twenty-four (24) hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two (72) hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who executes a written waiver of notice with respect to the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any one of their number their authority to approve particular matters or take particular actions on behalf of the Trust.

      Section 4. Chairman. The Trustees may appoint one of their number to be Chairman of the Board of Trustees. The Chairman shall preside at all meetings of the Trustees, shall be responsible for the execution of policies established by the Trustees and the administration of the Trust, and may also be any officer of the Trust.

                                   ARTICLE VI
                              EXPENSES OF THE TRUST

      Section 1. Trustee Reimbursement. The Trustees shall be reimbursed from the Trust estate or the assets belonging to the appropriate Series for their expenses and disbursements, including, without limitation, fees and expenses of Trustees who are not Interested Persons of the Trust or its Investment Adviser or Principal Underwriter; interest expense; taxes; fees and commissions of every kind; expenses of pricing Trust portfolio securities; expenses of issue, repurchase, redemption and distribution of Shares and providing services to Shareholders, including expenses attributable to a program of periodic repurchases or redemptions; expenses of registering and qualifying the Trust and its Shares under Federal and State laws and regulations; charges of custodians, transfer agents and registrars; expenses of preparing and setting up in type prospectuses and statements of additional information; expenses of printing and distributing prospectuses and statements of additional information sent to existing Shareholders; auditing and legal expenses; reports to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; insurance expense; association membership dues; and such nonrecurring items as may arise, including litigation to which the Trust is a party and for all losses and liabilities by them incurred in administering the Trust. Reimbursement for expenses directly attributable to a Series or Class shall be made from such Series or Class. The Trustees shall have a lien on the assets belonging to the appropriate Series or the Trust estate prior to any rights or interests of the Shareholders thereto for the payment of such expenses, disbursements, losses and liabilities. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses from the assets of the appropriate Series or the Trust estate.

                                   ARTICLE VII
              INVESTMENT ADVISERS, DISTRIBUTION, AND TRANSFER AGENT

      Section 1. Investment Adviser(s). Subject to a vote of a majority of the outstanding voting securities of all affected Series, the Trustees in their discretion may, from time to time, enter into one or more investment advisory or management contract(s) whereby the other party(ies) to such contract(s) shall undertake to furnish the Trustees such management, investment advisory, statistical and research facilities and services, and such other facilities and services, if any, and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the Investment Adviser(s) (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales or exchanges of portfolio Securities and other investment instruments of the Series of the Trust on behalf of the Trustees or may authorize any officer, agent or Trustee to effect such pur-chases, sales or exchanges pursuant to recommendations of the Investment Adviser(s) (and all without further action by the Trustees). Any such purchases, sales and exchanges shall be deemed to have been authorized by all of the Trustees.

      The Trustees may, subject to applicable requirements of the 1940 Act, including those relating to Shareholder approval, authorize an Investment Adviser to employ one or more sub-advisers from time to time to perform such of the acts and services of the Investment Adviser, and upon such terms and conditions, as may be agreed upon between the Investment Adviser and sub-adviser.

      Section 2. Distribution. The Trustees may in their discretion, from time to time, enter into one or more contract(s) to provide for the distribution of the Shares through one or more exclusive or non-exclusive distributors, principal underwriters or otherwise. The contract(s) shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of the 1940 Act and the rules thereunder, as amended from time to time, of this Article VII, or of the Bylaws.

      Section 3. Transfer Agent. The Trustees may in their discretion, from time to time, enter into a transfer agency and Shareholder service contract whereby the other party shall undertake to furnish the Trustees and Trust with transfer agency and Shareholder services including clerical and accounting services. The contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Amended and Restated Declaration of Trust or of the Bylaws, and may provide for the computation of the Net Asset Value of the Series in accordance herewith. Such services may be provided by one or more entities.

      Section 4. Parties to Contract. Any contract of the character described in Sections 1, 2 and 3 of this Article VII or in Article IX hereof may be entered Into with any corporation, firm, partnership, trust, bank or association, notwithstanding the fact that one or more of the Trustees or officers of the Trust may be an officer, director, trustee, shareholder, partner, employee, manager, agent or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such or similar relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom. The same person (including a firm, corporation, partnership, trust, bank or association) may be the other party to contracts entered into pursuant to Sections 1, 2 and 3 above or Article IX, and any individual may be financially interested or otherwise affiliated with persons who are parties to any or all of the contracts mentioned in this Section 4.

      Section 5. Provisions and Amendments. Any contract entered into pursuant to Sections 1 and 2 of this Article VII shall be consistent with and subject to the requirements of Sections 12 and 15 of the 1940 Act (including any amendments thereof or other applicable Act of Congress hereafter enacted) with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal thereof. Any contract, entered into pursuant to Section 1 or Section 2 of this Article VII may be amended as provided therein and in accordance with applicable law.

                                  ARTICLE VIII
                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

      Section 1. Voting Powers. The Shareholders shall have power to vote only
(a) for the election of Trustees as provided in Article IV, Section 2; (b) for the removal of Trustees as provided in Article IV, Section 2(d); (c) with respect to any investment advisory or management contract as provided in Article VII, Section 1; (d) with respect to the amendment of this Declaration of Trust as provided in Article XII, Section 7; (e) to the same extent as the shareholders of a Massachusetts business corporation, as to whether or not a court action, proceeding or claim should be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders; (f) with respect to any termination or reorganization of the Trust or any Series, to the extent and as provided in Article XII, Section 4; and (g) with respect to such additional matters relating to the Trust or its Series as may be required or authorized by law, by this Amended and Restated Declaration of Trust, by the Bylaws or by any registration of the Trust or its Shares with the Commission or any state, or as the Trustees may consider desirable.

      On any matter submitted to a vote of the Shareholders, all Shares shall be voted by individual Series or Classes, except (a) when required by the 1940 Act, Shares shall be voted in the aggregate and not by individual Series or Classes; and (b) when the Trustees have determined that the matter affects only the interests of one or more Series or one or more Classes, then only the Shareholders of such Series or Classes shall be entitled to vote thereon. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Amended and Restated Declaration of Trust or the Bylaws, to be taken by Shareholders.

      Section 2. Meetings. Special meetings of the Shareholders or any Series or Class thereof may be called by the Trustees in their discretion and shall be called by the Trustees or the President of the Trust upon the written request of Shareholders owning at least twenty-five percent (25%) (or ten percent (10%) if the purpose of the meeting is to determine if a Trustee is to be removed from office) of the outstanding Shares entitled to vote at such meeting. Whenever ten or more Shareholders meeting the qualifications set forth in Section 16(c) of the 1940 Act, as the same may be amended from time to time, seek the opportunity of furnishing materials to the other Shareholders with a view to obtaining signatures on such a request for a meeting, the Trustees shall comply with the provisions of said Section 16(c) and any rules or orders thereunder with respect to providing such Shareholders access to the list of the Shareholders of record or the mailing of such materials to the Shareholders of record. Shareholders shall be entitled to at least fifteen (15) days' notice of any meeting.

      Section 3. Quorum and Required Vote. Except when a larger quorum is required by law, by the Bylaws or by this Amended and Restated Declaration of Trust, a majority of the Shares entitled to vote shall constitute a quorum at a Shareholders' meeting. When any one or more Series or Class(es) is to vote separately from the Shares of any other Series or Class, a majority of the Shares of each such Series or Class entitled to vote shall constitute a quorum at a Shareholders meeting of that Series or Class. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned within a reasonable time after the date set for the original meeting without further notice. Except when a larger vote is required by any provision of this Amended and Restated Declaration of Trust, the Bylaws or by law, when a quorum is present at any meeting, a majority of the Shares of each Series or Class voting on the matter shall decide that matter insofar as that Series or Class is concerned, provided that where any provision of law or of this Amended and Restated Declaration of Trust permits or requires that the holders of Shares vote in the aggregate and not as a Series or Class, then a majority of the Shares voting on any such matter shall decide such matter and a plurality shall elect a Trustee.

      Section 4. Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if all the Shareholders of the appropriate Series or Class entitled to vote, or where any provision of law or this Amended and Restated Declaration of Trust permits or requires that the holders of Shares vote in the aggregate and not as a Series or Class, if all the Shareholders entitled to vote thereon, consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE IX
                                    CUSTODIAN

      Section 1. Appointment and Duties. The Trustees shall at all times employ an entity having qualifications prescribed by the Commission or by Section 17 of the 1940 Act and the rules thereunder, as amended from time to time, as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Bylaws of the Trust:

            (a) To hold the Securities owned by the Trust and deliver the same upon written order;

            (b) To receive and account for any funds due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct; and

            (c) To disburse such funds upon orders or vouchers. The Trust may also employ such custodian as its agent:

                  (i) to keep the books and accounts of the Trust and furnish clerical and accounting services; and

                  (ii) to compute, if authorized to do so by the Trustees, the
            Net Asset Value of any Series or Class in accordance with the provisions hereof.

The Trustees and the custodian shall set the custodian's compensation for its services to the Trust. If so directed by a vote of a majority of the outstanding voting securities, the custodian shall deliver and pay over all property of the Trust held by it as specified in such vote.

      The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian, and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that any such sub-custodian shall also be an entity having the qualifications prescribed by the Commission or by Section 17 of the 1940 Act and the rules thereunder, as amended from time to time.

      Section 2. Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the Securities owned by the Trust in a system for the central handling of Securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, and the rules thereunder, as from time to time amended, pursuant to which system all Securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such Securities provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

                                    ARTICLE X
                          DISTRIBUTIONS AND REDEMPTIONS

      Section 1. Distributions.

            (a) The Trustees shall have power, to the fullest extent permitted by the laws of Massachusetts, at any time, or from time to time, to declare and cause to be paid to the Shareholders of each Series, from the assets of their respective Series, dividends or distributions in such amounts as the Trustees may determine, which dividends or distributions, at the election of the Trustees, may be payable in Shares of such Series or Class thereof, in cash, or in cash or Shares at the election of each Shareholder. All dividends and distributions on Shares of a particular Series shall be distributed pro rata to the holders of that Series in proportion to the number of Shares of that Series held by such holders at the date and time of record established for the payment of such dividends or distributions, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series.

            (b) Anything in this instrument to the contrary notwithstanding, the Trustees may at any time declare and distribute pro rata among the shareholders of each Series, or of a Class thereof, a "stock dividend."

            (c) The record date for the determination of Shareholders entitled to dividends or distributions declared pursuant to (a) and (b) above shall be fixed by the Trustees as provided in Article XII, Section 3 hereof.

      Section 2. Redemptions. In case any Shareholder of record desires to dispose of his Shares, he may deposit at the office of the transfer agent or other authorized agent a written request or such other form of request as the Trustees may from time to time authorize together with the Share certificates, if any, requesting that the Shares be purchased in accordance with this Section 2; and the Shareholder so requesting shall be entitled to require the Trust, on behalf of the applicable Series, to purchase, and the Trust or the Principal Underwriter shall purchase his said Shares, but only at their Net Asset Value (as described in Section 3 hereof) next determined after the request is deemed to be received by the Trust, minus any applicable sales charge or redemption or repurchase fee. Payment for such Shares shall be made in accordance with the instructions of such Shareholder within seven (7) days after the date upon which the request is received in proper form, unless otherwise delayed as permitted by law or order of the Commission. The Trust may require Shareholders to pay a sales charge to the Trust, the Principal Underwriter or any other person designated by the Trustees upon redemption or repurchase of Shares of any Series or Class thereof, in such amount as shall be determined from time to time by the Trustees. The amount of such sales charge may but need not vary depending on various factors, including, without limitation, the holding period of the redeemed or repurchased Shares. The Trustees may also charge a redemption or repurchase fee in such amount as may be determined from time to time by the Trustees.

      Section 3. Determination of Net Asset Value and Valuation of Portfolio Assets. The term "Net Asset Value" of a Series of the Trust shall mean that amount by which the assets of the Series exceed its liabilities, all as determined by or under the direction of the Trustees. Net Asset Value per Share shall be determined separately for each Series or Class as frequently as required under the 1940 Act or other applicable law and at such time or times during a valuation period as the Trustees may determine, and the value so determined shall become effective at such time. Such determination shall be made on a Series-by-Series or Class-by-Class basis, as appropriate (a) by appraising Securities in the portfolio of the Series at market value, or in the absence of readily available market quotations, at fair value, both as determined by and pursuant to methods presented or approved by the Trustees; (b) by appraising all other assets at their fair value in the best judgment of the Trustees: (c) by deducting any actual and accrued liabilities or expenses allocated to the Series or a Class thereof determined in accordance with good accounting practice; and
(d) by dividing the sum by the number of Shares then outstanding; provided, however, that the Trustees, without Shareholder approval, may alter the method of appraising portfolio Securities insofar as permitted under the 1940 Act and the rules, regulations and interpretations thereof promulgated or issued by the Commission, or insofar as permitted by any order of the Commission applicable to the Trust or its Series. The Trustees may delegate any of their powers and duties under this Section 3 with respect to appraisal of assets and liabilities.

      Section 4. Suspension of the Right of Redemption. Notwithstanding Section 2 of this Article, the Trustees may declare a suspension of the right of redemption or postpone the date of payment with respect to Shares of any Series or Class for the whole or any part of any period (a) during which the New York Stock Exchange is closed other than customary weekend and holiday closings; (b) during which trading on the New York Stock Exchange is restricted; (c) during which an emergency exists as a result of which disposal by the Series of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Series or Class fairly to determine the value of its net assets; or (d) during any other period when the Commission may for the protection of Shareholders by order permit suspension of the right of redemption or postponement of the date of payment on redemption; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (b), (c) or (d) exist. Such suspension shall take effect at such time as the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end, except that the suspension shall terminate in any event on the first business day of the Trust on which said stock exchange shall have reopened or the period specified in (b) or (c) shall have expired (as to which in the absence of an official ruling by said Commission, the determination of the Trustees shall be conclusive). In the case of a suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value next existing after the termination of the suspension.

                                   ARTICLE XI
                   LIMITATION OF LIABILITY AND INDEMNIFICATION

      Section 1. Limitation of Liability.

            (a) Except as provided herein or as otherwise required by law, the Trustees and officers of the Trust shall not be responsible or liable for any act or omission by them or any other Trustee, or any officer, agent, employee, Investment Adviser, manager, Principal Underwriter, independent contractor or custodian of the Trust. Nothing contained herein shall protect any Trustee or officer against any liability to which he would otherwise be subject by reason of his willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

            (b) All persons extending credit to, contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or such Series, as the case may be, for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, nor any other Series shall be personally liable therefor.

            (c) Every note, bond, contract, instrument, certificate or undertaking and every other act or thing whatsoever executed or done by or on behalf of the Trust, any Series, or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been executed or done only in or with respect to their or his capacity as Trustees or Trustee, and neither such Trustees or Trustee nor the Shareholders shall be personally liable thereon. Every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that the same was executed or made by them on behalf of the Trust or by them as Trustees or Trustee or as officers or officer and not individually, and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or the particular Series in question, as the case may be, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually.

      Section 2. Indemnification.

            (a) Subject to the exceptions and limitations contained in subsection (b) below:

                  (i) every person who is, or has been, a Trustee or officer of the Trust (including any person who has served at the request of the Trust as a director, officer or trustee of another organization in which the Trust has an interest as a shareholder, creditor or otherwise), hereinafter referred to as a "Covered Person," shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of such trusteeship, officership, directorship or employment, and against amounts paid or incurred by him in the settlement thereof;

                  (ii) the words "claim," "action," "suit" or "proceeding" shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened while in office or thereafter, and the words "liability" and "expenses" shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

            (b) No indemnification shall be provided hereunder to a Covered
      Person:

                  (i) who shall have been finally adjudicated by a court or body before which the proceeding was brought:

                        (A) to be liable to the Trust or its Shareholders by
                  reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office; or

                        (B) not to have acted in good faith in the reasonable
                  belief that his action was in the best interest of the Trust;
                  or

                  (ii) in the event of a settlement, unless there has been a determination that such Trustee or officer did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office:

                        (A) by the court or other body approving the settlement;
                  or

                        (B) by at least a majority of those Trustees who are
                  neither interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial-type inquiry); or

                        (C) by written opinion of independent legal counsel
                  based upon a review of readily available facts (as opposed to a full trial-type inquiry);

provided, however, that any Shareholder may, by appropriate legal proceedings, challenge any such determination by the Trustees, or by independent counsel.

      (c) The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which Trust personnel, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law.

      (d) Expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section 2 may be paid by the applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section 2 provided, however, that either:

            (i) such Covered Person shall have provided appropriate security for such undertaking;

            (ii) the Trust is insured against losses arising out of any such advance payments; or

            (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that such Covered Person will be found entitled to indemnification under this Section 2.

      Section 3. Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representative or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability; however, there shall be no liability or obligation of the Trust or the Series arising hereunder to reimburse any Shareholder for taxes paid by reason of such Shareholder's ownership of Shares or for losses suffered by reason of any changes in value of any Trust or Series assets. The Series shall, upon request by the Shareholder, assume the defense of any claim made against the Shareholder for any act or obligation of the Series and satisfy any judgment thereon.

                                   ARTICLE XII
                                  MISCELLANEOUS

      Section 1. Trust Not A Partnership. It is hereby expressly declared that a trust and not a partnership, joint venture, corporation or joint stock company is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholder.

      Section 2. Trustees' Good Faith Action, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing, shall be binding upon everyone interested. In construing the provisions of this Amended and Restated Declaration of Trust, there shall be a presumption in favor of the grant of power and authority to the Trustees. Subject to the provisions of
Article XI, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Amended and Restated Declaration of Trust, and, subject to the provisions of Article XI, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

      Section 3. Establishment of Record Dates. The Trustees may close the stock transfer books of the Trust for a period not exceeding ninety (90) days preceding the date of any meeting of Shareholders, or the date for the payment of any dividends or distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect; or in lieu of closing the stock transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding ninety (90) days preceding the date of any meeting of Shareholders, or the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect, as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Shares, and in such case such Shareholders and only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such dividend or distribution, or to receive such allotment or rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any Shares on the books of the Trust after any such record date fixed as aforesaid.

      Section 4. Termination of Trust or Series.

            (a) This Trust shall continue without limitation of time, but subject to the provisions of subsections (b) and (c) of this Section 4.

            (b) In accordance with all applicable law and upon the vote of a majority of the outstanding voting securities of each Series affected by the matter or, if applicable, the vote of a majority of the outstanding voting securities of the Trust:

                  (i) The Trustees may cause the Trust or a Series to be merged or consolidated with another Series or a trust, partnership, association or corporation organized under the laws of any state of the United States, or political subdivision thereof, for an adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the Trust or any affected Series; and which may include shares of beneficial interest or stock of such Series, trust, partnership, association or corporation. Upon making provision for the payment of all such liabilities, by such assumption or otherwise, the Trustees shall distribute the remaining proceeds ratably among the holders of the Shares of the affected Series then outstanding.

                  (ii) The Trust or any Series or Class may be terminated;
            except that the Trustees may terminate the Trust or any Series or Class by written notice to the affected Shareholders. Upon a determination to terminate the Trust or any Series or Class, the Trustees shall, after paying or otherwise providing for all charges, taxes, expenses and liabilities belonging to the affected Series or Class (whether due or accrued or anticipated as may be determined by the Trustees), reduce the remaining assets belonging to the affected Series or Class to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders ratably according to the number of Shares held by the several Shareholders on the date of termination. However, the payment to any particular Class within a Series may be reduced by any fees, expenses or charges allocated to that Class.

            (c) Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in subsection (b), the Trust or any affected Series shall terminate and the Trustees shall be discharged of any and all further liabilities and duties with respect thereto and the right, title and interest of all parties therein shall be cancelled and discharged.

      Section 5. Filing of Copies, References, Headings. The original or a copy of this Amended and Restated Declaration of Trust and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this Amended and Restated Declaration of Trust and of each amendment hereto shall be filed by the Trustees with the Secretary of the Commonwealth of Massachusetts and the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an of officer or Trustee of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer or Trustee of the Trust to be a copy of this Amended and Restated Declaration of Trust or of any such amendments. In this Amended and Restated Declaration of Trust or in any such amendments, references to this instrument, and all expressions like "herein," "hereof" and "hereunder," shall be deemed to refer to this instrument, as amended from time to time.

      The masculine gender shall include the feminine and neuter genders.

      Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings, shall control.

      This Amended and Restated Declaration of Trust may be executed in any number of counterparts, each of which shall be deemed an original.

      Section 6. Applicable Law. The Trust set forth in this instrument is created under and is to be governed by and construed and administered according to the laws of the Commonwealth of Massachusetts. The Trust shall be of the type commonly called a Massachusetts business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

      Section 7. Amendments. If authorized by vote of the Trustees and a vote of a majority of the outstanding voting securities, or by any larger vote which may be required by applicable law or this Amended and Restated Declaration of Trust in any particular case (the "Required Majority"), the Trustees shall amend or otherwise supplement this instrument; provided, however, that an amendment that shall affect the Shareholders of one or more Series (or one or more Classes), but not the Shareholders of all outstanding Series (or Classes), shall be authorized by vote of the Required Majority of each such Series (or Class), and no vote of a Series (or Class) not affected shall be required. Copies of any amendments to this Amended and Restated Declaration of Trust shall be filed as specified in Section 5 of this Article XII. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any provision which is defective or inconsistent with the 1940 Act or with the requirements of the Internal Revenue Code, as amended (and the regulations thereunder), with respect to obtaining the most favorable treatment thereunder available to regulated investment companies shall not require authorization by Shareholder vote.

      A restatement of this instrument, integrating into a single instrument all of the provisions which are then in effect and operative may be executed from time to time by a majority of the Trustees and shall be effective upon filing as specified in such Section 5.

      Section 8. Registered Agent. The Registered Agent of the Trust within the Commonwealth of Massachusetts for service of process, and the principal place of business of the Trust within the Commonwealth of Massachusetts, shall be CT Corporation System, 2 Oliver Street, Boston, Massachusetts 02109.

      Section 9. Fiscal Year. The fiscal year of the Trust shall be the calendar year, provided, however, that the Trustees may, without Shareholder approval, change the fiscal year of the Trust.

      IN WITNESS WHEREOF, the undersigned, being all of the Trustees of the Trust, have executed this instrument this 8th day of January, 1993.


/s/ John C. Angle
--------------------------------
John C. Angle


/s/ George T. Conklin, Jr.,
--------------------------------
George T. Conklin, Jr.


/s/ Frank J. Fabozzi
--------------------------------
Frank J. Fabozzi


/s/ Arthur V. Ferrara
--------------------------------
Arthur V. Ferrara


/s/ Leo R. Futia
--------------------------------
Leo R. Futia


/s/ William W. Hewitt, Jr.
--------------------------------
William W. Hewitt, Jr.


/s/ Sidney I. Litzman
--------------------------------
Sidney I. Litzman


/s/ Gerald E. Mills
--------------------------------
Gerald E. Mills


/s/ Robert G. Smith
--------------------------------
Robert G. Smith